Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated March 5, 2005 relating to the December 31, 2004 financial statements of Ultradata Systems, Incorporated.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.



/s/ WEBB & COMPANY, P.A.
----------------------------
Certified Public Accountants

Boynton Beach, Florida
April 1, 2005